MORRIS PUBLISHING ANNOUNCES HIRING OF
LAZARD FRERES & CO. LLC AS FINANCIAL ADVISOR AND
NEAL, GERBER & EISENBERG, LLP AS LEGAL COUNSEL

AUGUSTA, Ga. (January 29, 2009)—Morris Publishing Group, LLC announced today that it hired Lazard Freres & Co. LLC as its financial advisor and Neal, Gerber & Eisenberg, LLP as legal counsel. William S. Morris III, Chairman of Morris Publishing, stated, "These firms will assist us in evaluating our strategic options regarding Morris Publishing's existing capital structure.”

Morris Publishing Group, LLC, an affiliate of Morris Communications Company, LLC, is a privately held media company based in Augusta, Ga. Morris Publishing currently owns and operates 13 daily newspapers as well as nondaily newspapers, city magazines and free community publications in the Southeast, Midwest, Southwest and Alaska. For more information, visit our Web site, morris.com.

For further information, please contact:

Craig S. Mitchell
Senior Vice President of Finance
Morris Communications Company, LLC
706-823-3236